EXHIBIT 16

SUMMARY OF OFFICER AND DIRECTOR COMPENSATION

Except for the Employment Agreement in Exhibit 6 of this report, the Company does not have any written contractual compensation arrangements with any of its employees or directors, including Executive Officers.

During 2007, the Company’s Chief Executive and Principal Financial Officers (the Company’s “Named Executive Officers”) are scheduled to receive the following compensation from the Company:

Compensation Arrangement	2007 Scheduled Amount
Base salary	$ 256,100 (CEO); $92,400 (PFO)
401(k) matching contributions	5,400 (maximum)
Section 125 plan matching contributions (1)	450 (maximum)
Management bonus	will be determined at year-end
Pet health benefits (1)	500 (maximum)
Family medical benefits (1)	will depend on future events
Travel expense reimbursement (2)	8,000 (CEO); 2,000 (PFO)

During 2007, the Company’s Directors are scheduled to receive the following compensation from the Company:

Compensation Arrangement	Ernst Hoyer	Barbara Payne	James Beeson
Base	$21,000	$21,000	$18,375
Executive Committee	4,000	-
Audit Committee Chairman	2,000	-
Travel Expense Reimbursement (2)	500	700	500

(1) CEO and PFO participate on the same basis as other eligible employees.
(2) Estimated 2007 travel expenses on behalf of UTMD business. The Company reimburses its employees and directors for authorized business expenses.